UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2016
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AAA CENTURY GROUP USA, INC.
formerly known as
CROWD SHARES AFTERMARKET, INC.
(Exact name of registrant as specified in its charter)
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Nevada	000-52769	26-0295367
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3901 Main Street, #605A, Flushing, NY 11354
(Address of Principal Executive Office) (Zip Code)

(718) 371-9166
(Registrant’s telephone number, including area code)

John B. Lowy, Esq.
645 Fifth Avenue, Suite 400, New York, NY 10022
(212) 371-7799
(Name, Address and Telephone Number of Person Authorized to Receive
Notice and Communications on Behalf of the Person(s) Filing Statement)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 4, 2016, the Registrant, by consent of Mr. Qingxi Meng, who owns 9,560,000 common shares, and Ms. Yingchuan (“Shelley”) Wang, who owns 8,000,000 shares [totaling 17,560,000 of the Registrant’s 22,564,000 issued and outstanding shares]:

(a)	Amended the Registrant’s corporate name in Nevada from Crowd Shares Aftermarket, Inc. to AAA CENTURY GROUP USA, INC.; and
(b)
Caused the Registrant to increase its authorized common shares from 100,000,000 to 500,000,000, $.0001, and increased the authorized Preferred Shares, $.0001 par value, from 10,000,000 to 50,000,000, with such rights, powers, designations, preferences, liquidation and conversion rights, and other terms, as are set forth in each issuance of Preferred Shares in a resolution of the Board of Directors.

As of the date of this Form 8-K, no Preferred Shares have been issued, and the Registrant has no current plans or agreements which would require the issuance of any Preferred Shares, or any additional common shares.

The Registrant has filed a Preliminary Information Statement on Form 14C with the Securities and Exchange Commission, and intends to file with FINRA for a new trading symbol when the Information Statement is mailed to shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number   Description
8.01 Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AAA CENTURY GROUP USA, INC.
(formerly Crowd Shares Aftermarket, Inc.)

Dated: October 8, 2016	/s/ Qingxi Meng, CEO
Qingxi Meng, CEO